EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY



                                          Jurisdiction of
Name                                       Incorporation           Date of Incorporation                Status
--------------------                      ---------------          ---------------------     -----------------------
Global Link Telecom                          Delaware                 March 28, 1994         Wholly-owned subsidiary
  Corporation

GTS Marketing, Inc.                          Delaware                  April 3, 1995         Wholly-owned subsidiary

Global Telecommunication                     Winnipeg                December 6, 1995        Wholly-owned subsidiary
  Solutions (Canada) Inc.                    Manitoba

Centerpiece Communications,                 New Jersey                 June 16, 1996         Wholly-owned subsidiary
  Inc.

Networks Around The World,                  New Jersey               February 1, 1994        Wholly-owned subsidiary
  Inc.

Global Telecommunications                  Mexico, D.F.               January 6, 1998        Wholly-owned subsidiary
Solutions de Mexico




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